Exhibit 23.2
DEGOLYER AND MACNAUGHTON
5001 SPRING VALLEY ROAD
SUITE 800 EAST
DALLAS, TEXAS 75244

Abraxas Petroleum Corporation
18803 Meisner Drive
San Antonio, Texas 78258
Ladies and Gentlemen:
We consent to the use of the name DeGolyer and MacNaughton, to references to DeGolyer and MacNaughton, and to the inclusion of information taken from our “Appraisal Report as of December 31, 2014 on Certain Properties owned by Abraxas Petroleum Corporation,” “Appraisal Report as of December 31, 2013 on Certain Properties owned by Abraxas Petroleum Corporation,” and “Appraisal Report as of December 31, 2012 on Certain Properties owned by Abraxas Petroleum Corporation” (our Reports) under the sections “Item 1-Business General”, “Item 2-Properties”, “Primary Operating Areas”, and “Reserves Information” in the Abraxas Petroleum Corporation Annual Report on Form 10-K for the year ended December 31, 2014. We also consent to the inclusion of our letter report dated February 11, 2015 in the Annual Report on Form 10-K of Abraxas Petroleum Corporation as Exhibit 99.1. We further consent to the incorporation by reference in the Registration Statements on Form S-3 (333-188110) and Form S-8 (No. 333-17375, 333-17377, 033-81416, 333-55691, 333-74592, 333-74614, 333-135032, 333-153635, 333-162358, 333-168022, 333-188117 and 333-188109) of information from our Reports.
Very truly yours,

DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716